UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi	39501
(Address of principal executive offices)	(Zip Code)

(228) 868-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 9, 2015, Hancock Holding Company (the “Company”) completed its previously announced sale of $150 million aggregate principal amount of its 5.95% Subordinated Notes due 2045 (the “Notes”) to Morgan Stanley & Co. LLC as representative of the underwriters listed in Schedule II (the “Underwriters”) to the Underwriting Agreement, dated March 2, 2015, by and between the Company and the Underwriters.

The Notes were issued pursuant to an Indenture, dated as of March 9, 2015 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, and the Officers’ Certificate establishing the terms of the Notes (together with the Base Indenture, the “Indenture”).

Under the terms of the Indenture, the Notes mature on June 15, 2045 and accrue interest at a rate of 5.95% per annum, with interest payable quarterly on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2015.

The Notes are the Company’s subordinated unsecured obligations and rank (i) senior in right of payment to any future junior subordinated debt, (ii) equal in right of payment with any unsecured, subordinated debt that the Company incurs in the future that rank equally with the Notes and (iii) subordinate in right of payment to any of the Company’s existing and future senior debt, including the Company’s term loan facility with SunTrust Bank. In addition, the Notes are structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of the Company’s subsidiaries, including the 5.875% subordinated debentures due 2017 of the Company’s wholly-owned bank subsidiary, Whitney Bank, and certain of the Company’s other obligations.

The Company may redeem the Notes in $25 increments in whole or in part on June 15, 2020, or on any interest payment date thereafter, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date.

The Notes qualify as Tier 2 regulatory capital for the Company. The Indenture contains customary terms and defaults, including payment defaults and breaches of covenants, and events of default, including bankruptcy, insolvency and reorganization. The Notes automatically become due and payable if an event of default relating to specified events of bankruptcy, insolvency or reorganization occurs.

The above descriptions are qualified in their entirety by reference to the Base Indenture and the Officers’ Certificate, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this report with respect to the Notes is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

March 9, 2015	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of March 9, 2015, between Hancock Holding Company and The Bank of New York Mellon Trust Company, N.A.

4.2	Officers’ Certificate of Hancock Holding Company, dated as of March 9, 2015

4.3	Form of Global Note representing the Notes

5.1	Opinion of Jones Walker LLP

23.1	Consent of Jones Walker LLP (included in the opinion filed as Exhibit 5.1)